                                    Exhibit 1
                                    ---------

                             Joint Filing Agreement
                             ----------------------

         As required by Rule 13d-1(k)(1) of Regulation 13D of the General Rules and Regulations of the Securities and Exchange Act of 1934, as amended, each Reporting Person on whose behalf this Statement is filed agrees that this Statement is, and any subsequent amendments hereto will be filed on behalf of each of them. Each Reporting Person understands that they are responsible for the timely filing of this Statement and any amendments thereto and for the completeness and accuracy of the information concerning such Reporting Person contained herein; each Reporting Person understands that they are not responsible for the completeness or accuracy of the information concerning the other Reporting Persons making this filing unless such Reporting Person knows or has reason to believe that such information is inaccurate. This Statement may be executed in more than one counterpart.

Dated: June 15, 2004

                                         /s/ Larry (Chung-Chiang) Hsu, Ph.D.
                                         --------------------------------------
                                         Larry (Chung-Chiang) Hsu, Ph.D.


                                         /s/ Ann (Fung-Hwa) Hsu
                                         --------------------------------------
                                         Ann (Fung-Hwa) Hsu

                                   Appendix 1
                                   ----------

        Information required by Item 2 for each of the Reporting Persons

                                                              Place of                  Present Principal
Reporting Person           Business Address            Organization/Citizenship            Occupation
----------------           ----------------            ------------------------         -----------------
Larry (Chung-Chiang)       30831 Huntwood Ave.             United States                President, Impax
Hsu, Ph.D.                 Hayward, CA 94544                                            Laboratories, Inc.
                                                                                        (30831 Huntwood Ave.
                                                                                        Hayward, CA 94544)

Ann (Fung-Hwa) Hsu         30831 Huntwood Ave.             United States                Consultant, Impax
                           Hayward, CA 94544                                            Laboratories, Inc.
                                                                                        (30831 Huntwood Ave.
                                                                                        Hayward, CA 94544)